SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as
permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

Reva, Inc.

(Name of Registrant As Specified in Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Reva, Inc.

3001 Knox Street, Suite 401

Dallas, Texas 75205

INFORMATION STATEMENT

August 27, 2004

GENERAL INFORMATION

This Information Statement has been filed with the Securities Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (collectively, the “Stockholders”) of the preferred stock (the “Preferred Stock”) and the holders of the common stock (the “Common Stock”), of Reva, Inc., a Colorado corporation (the “Company”), to notify such Stockholders that on August 24, 2004, the Company received written consents from holders of 44,024,665 shares representing approximately 51% of the 86,100,829 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”). Such consents approve Amendments to the Articles of Incorporation of the Company (the “Amendments”), authorizing an increase in the authorized shares of Common Stock of the Company from 100,000,000 shares to 200,000,00 shares and changing the name of the Company from Reva, Inc. to Blue Wireless & Data, Inc.

On August 24, 2004, the Board of Directors of the Company approved the Amendments, subject to Stockholder approval.  The Majority Stockholders approved the Amendments by written consent in lieu of a meeting on August 24, 2004. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Amendments to the Company’s Articles of Incorporation will increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares, and will change the name of the Company from Reva, Inc. to Blue Wireless & Data, Inc.  The form of Articles of Amendment to the Articles of Incorporation that are to be filed with the Colorado Secretary of State is attached hereto as Exhibit A.  The effective date for such filing is September 16, 2004.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on August 12, 2004, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C thereunder.  This Information Statement is being mailed on or about August 30, 2004 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.               Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2004, March 31, 2003 and December 31, 2003; and

2.               Amended Annual Report on Form 10-KSB for the year ended September 30, 2003.

OUTSTANDING VOTING SECURITIES

As of August 24, 2004, the date of the Consent by the Majority Stockholders, the Company had 86,100,829 shares of Common Stock issued and outstanding, and 205,000 shares of Preferred Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On August 24, 2004 the holders of 44,024,665 shares (or approximately 51% of the 86,100,829 shares of Common Stock then outstanding) executed and delivered to the Company written consents approving the Amendments.  Since the Amendments have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

Colorado law provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on August 12, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders	Shares Owned Number	Percent
James. E. Ontiveros (1)	9,524,665	11.06%
John D. Diebold (1)	953,626	1.11%
William R. Slay (1)	319,959	0.37%
Christopher Chambers (1)	0	0.00%
Dennis McLaughlin III (1)	0	0.00%
John Mills (1)	0	0.00%
All Officers and Directors as a group (6 persons)	10,798,250	12.54%

Blue Ocean Technologies, LLC 3001 Knox Street, Suite 403 Dallas, Texas 75205	27,000,000	31.36%

Don W. Dansby P.O. Box 1388 Bowie, Texas 76230	9,524,665	11.06%

Cecil R. Fenoglio P.O. Box 4443 Wichita Falls, Texas 76308	7,633,394	8.87%

MAC Partners LP 3001 Knox Street, Suite 407 Dallas, Texas 75205	4,500,000	5.23%

(1)  The address of each person listed in the above table is 3001 Knox Street, Suite 401, Dallas, Texas 75205.

Amendments to Articles of Incorporation

Increase in Authorized Shares

One element of the amendment to the Company’s Articles of Incorporation is the authorization of additional shares of Common Stock.  The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financing, stock dividends, stock splits or other recapitalizations, and grants of stock options.  The Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time.

The increase in the authorized number of shares of Common Stock could have an anti-takeover effect.  If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Name Change

The second element of the amendment to the Company’s Articles of Incorporation is the change of the Company’s name.  The Board of Directors feels that the name change will provide the Company with a new marketing image that will enhance the Company’s ability to promote and grow its newly expanded wireless internet service network.

EXHIBIT A

FORM OF ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF REVA, INC.

REVA, INC.

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

Pursuant to §7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to the Articles of Incorporation of Reva, Inc. are delivered to the Colorado Secretary of State for filing.

1.                                       The name of the corporation is Reva, Inc.

2.                                       The date the following amendment to the Articles of Incorporation was adopted: August 24, 2004.

3.                                       The text of each amendment adopted:

Article IV, Section 1 shall be amended in its entirety to read as follows: “Classes and Shares Authorized.  The authorized capital stock of the corporation shall be 200,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.”

4.                                       If changing the corporation name, the new name of the corporation is: Blue Wireless & Data, Inc.

5.                                       If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: Not applicable

6.                                       Indicate manner in which amendment was adopted:

The number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group - Adopted by the shareholders.

7.                                       Effective date: September 16, 2004.

8.                                       The name and mailing address of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Kit Chambers, 3001 Knox Street, Suite 403, Dallas, Texas 75205.